Exhibit 10.39

FIFTH AMENDMENT
TO
PRODUCT DEVELOPMENT AGREEMENT

This Fifth Amendment to Product Development Agreement (this “Amendment”) is dated as of April 30, 2021 (the “Amendment Effective Date”), by and among (1) Scilex Pharmaceuticals Inc., a company formed in accordance with and by virtue of the laws of the State of Delaware, having a principal place of business at 960 San Antonio Road, Suite 100, Palo Alto, CA 94303, USA (“Scilex”), (2) Oishi Koseido Co., Ltd., a company formed in accordance with and by virtue of the laws of Japan, having a principal place of business at 1-933, Honmachi, Tosu, Saga, 841-0037 Japan (“Oishi”), and (3) ITOCHU CHEMICAL FRONTIER Corporation, a company formed in accordance with and by virtue of the laws of Japan, having a principal place of business at 5-1, Kita-Aoyama 2-Chome, Minato-Ku, Tokyo 107-0061, Japan (“Itochu”). Oishi and Itochu are collectively the “Developers”.

Whereas, Scilex and the Developers are parties to that certain Product Development Agreement, dated May 11, 2011, as amended, under which the Developers agreed to develop for Scilex lidocaine tape products and granted to Scilex exclusive license and distribution rights for such lidocaine tape products for certain territories in the world (the “Development Agreement”); and

Whereas, the Parties desire to cancel the effect of the Fourth Amendment to the Development Agreement and enter into this Amendment to amend certain terms of the Development Agreement, as set forth herein.

Now, Therefore, in exchange for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.              Definitions. Capitalized terms herein used which are not herein defined shall have the respective meanings ascribed to them in the Development Agreement. All references to the term “Agreement” in the Development Agreement shall be deemed to include all of the terms and conditions of this Amendment. For the avoidance of doubt, Scilex may be referred to in the Development Agreement, as amended by this Amendment, as either “Scilex” or “Stason.”

2.              Economic Viability. Section 15.6 of the Development Agreement is hereby deleted in its entirety and replaced with the following:

“15.6     Termination Regarding Economic Viability. If at any time during the Term, market conditions in the Territory are such that

(a)	total Net Profits (excluding the deduction for reimbursement of legal expenses) reach a level that is equal to or less than five percent (5%) of Scilex’s (and its Affiliates’) Net Sales of the Products and such conditions persist for a period of four (4) or more consecutive quarters, or

(b)	the Product’s economic viability is affected significantly as evidenced by documentation and substantial information by any external circumstance deemed to be detrimental to both Scilex and Developers and agreed to by both Parties, then the Parties shall immediately, at either Party’s request, in good faith meet and discuss the terms of the Agreement in an attempt to resolve the Parties’ concerns in a mutually acceptable manner. If after a period of thirty (30) days of such good-faith discussions the Parties are unable to reach an agreement resolving such concerns, either Party shall have the right to immediately terminate the Agreement upon giving prior written notice to the other Party and if Scilex shall terminate the Agreement, Scilex shall discontinue sales of the Product after all inventories are sold and such sales shall continue to be subject to the profit split provided in this Agreement.”

3.              No Other Amendment. Except as expressly provided in this Amendment, all terms, conditions and provisions of the Development Agreement, as amended, shall apply and remain in full force and effect. To the extent there are any conflicts, inconsistencies or ambiguities between the terms of this Amendment and the Development Agreement, the terms of this Amendment shall supersede and prevail.

4.              Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together shall constitute one and the same instrument. Signatures to this Amendment transmitted by email, portable document format (.pdf) or by any other electronic means intended to preserve the original graphic and pictorial appearance of this Amendment shall have the same effect as the physical delivery of the paper document bearing the original signatures.

[Signature Page Follows]

In WITNESS Whereof, this Amendment has been executed by the Parties through their duly authorized representatives as of the Amendment Effective Date.

Oishi Koseido Co., Ltd.		Scilex Pharmaceuticals Inc.

By:	/s/ Ryoji Nonaka	By:	/s/ Jaisim Shah

Name:	Ryoji Nonaka	Name:	Jaisim Shah

Title:	President	Title:	Chief Executive Officer

Date:	April 30, 2021	Date:	April 30, 2021

ITOCHU CHEMICAL FRONTIER Corporation

By:	/s/ Tsutomu Miyazaki

Name:	Tsutomu Miyazaki

Title:	President & Chief Executive Officer

Date:	April 23, 2021